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                                                                 EXHIBIT 24.01
                                POWER OF ATTORNEY

     WHEREAS, NORTHERN STATES POWER COMPANY, a Wisconsin corporation (the Company), is about to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, its Registration Statement relating to the sale of up to $65 million principal amount of debt securities; and

     WHEREAS, each of the undersigned holds the office in the company hereinbelow set opposite his name.

     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints JOHN A. NOER and NEAL A. SIIKARLA, and each of them individually, his attorney, with full power to act for him and in his name, place and stead, to sign his name in the capacity set forth below to the Registration Statement relating to the sale of up to $65 million principal amount of debt securities and to any and all amendments (including post-effective amendments) to such Registration Statement, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand this 21st day of February, 1996.

/s/_______________________________      /s/_______________________________
John A. Noer, Principal Executive       Ray A. Larson, Jr., Director
   Officer and Director

/s/_______________________________      /s/_______________________________
H. Lyman Bretting, Director             Larry G. Schnack, Director

/s/_______________________________      /s/_______________________________
Philip M. Gelatt, Director              Loren L. Taylor, Director

/s/_______________________________
Wayne E. Harrison, Director


STATE OF WISCONSIN    )
                      ) ss.
COUNTY OF EAU CLAIRE  )

     On this 21st day of February, 1996, before me, John P. Moore, Jr., a Notary Public in and for said County and State, personally appeared each of the above-named directors of NORTHERN STATES POWER COMPANY, a Wisconsin corporation, and known to me to be the persons whose names are subscribed to the foregoing instrument, and each person acknowledged to me that he executed the same as his own free act and deed.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the date above set forth.

My Commission is permanent.      /s/______________________________________
                                 John P. Moore, Jr.
                                 Notary Public in and for the County
                                 of Eau Claire, State of Wisconsin